UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 1, 2015, Sabre GLBL Inc. (the “Issuer”), a wholly-owned subsidiary of Sabre Corporation (the “Corporation”), Sabre Holdings Corporation and the several guarantors thereunder entered into a purchase agreement (the “Purchase Agreement”) with Goldman, Sachs & Co., as representative of the several initial purchasers listed in Schedule I to the Purchase Agreement, relating to the offering (the “Offering”) by the Issuer of $530 million aggregate principal amount of 5.375% senior secured notes due 2023.

A copy of the Purchase Agreement is filed as Exhibit 1.1 herewith and incorporated by reference herein.

Item 8.01	Other Events

On April 1, 2015, the Corporation issued a press release announcing the pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 herewith and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Purchase agreement by and between Sabre GLBL Inc., Sabre Holdings Corporation , the guarantors thereunder, Sabre Corporation and the several initial purchasers party thereto.

99.1	Press release issued by Sabre Corporation on April 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: April 1, 2015	By:	/s/ Rachel A. Gonzalez
	Name:	Rachel A. Gonzalez
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase agreement by and between Sabre GLBL Inc., Sabre Holdings Corporation, the guarantors thereunder, Sabre Corporation and the several initial purchasers party thereto.

99.1	Press release issued by Sabre Corporation on April 1, 2015.